Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements and related prospectuses of Inhibitex, Inc. listed below of our report dated March 23, 2009, with respect to the consolidated financial statements of Inhibitex, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008:

Registration Statement No. 333-128070 on Form S-3

Registration Statement No. 333-129126 on Form S-3

Registration Statement No. 333-149843 on Form S-3

Registration Statement No. 333-116446 on Form S-8

Registration Statement No. 333-129122 on Form S-8

Registration Statement No. 333-147335 on Form S-8

/s/  Ernst & Young LLP

Atlanta, Georgia
March 23, 2009

77